UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2015

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e)

On April 6, 2015, the Company announced that Robert Pinkerton has been appointed as Chief Financial Officer of the Company, effective immediately.

Mr. Pinkerton, age 51, has over 25 years of operational finance, capital markets and investment banking experience. Most recently he was Senior Vice President of Corporate Development for TeleTech Holdings, Inc. (NASDAQ: TTEC), a multi-national provider of analytics driven technology enabled services focused on customer engagement, from June 2014 to April 2015. From October 2012 to May, 2014 Mr. Pinkerton was Chief Financial Officer and Interim Chief Executive Officer of T3Media, Inc., a portfolio company of Investcorp and Shamrock Capital Advisors, which offers cloud-based storage, access and licensing for enterprise-scale video libraries. He joined T3Media after being Chief Financial Officer of Alpine Access, Inc., the largest provider of home based services in the contact center industry, where he served from May 2011 until September 2012. Prior to that, Mr. Pinkerton served in various executive positions at Mix1 Beverage Company, from April 2007 until June 2010. Mr. Pinkerton was also divisional CFO and Corporate Treasurer for CSG International, Inc. (NASDAQ: CSGS), a provider of billing and customer care SaaS and licensed software solutions to the top 100 global communications companies, from April 2000 to March 2007. He began his finance career as an investment banker with Paribas Merchant Banking, where he worked from 1993 to 2000, and Continental Bank, where he worked from 1989 to 1993. Mr. Pinkerton has an M.B.A. from the University of Chicago and a B.A. from the University of Rochester.

In connection with Mr. Pinkerton's appointment, on April 6, 2015, the Company and Mr. Pinkerton entered into an employment agreement (the "Employment Agreement"), which provides that as Chief Financial Officer, Mr. Pinkerton will receive an annual base salary of $350,000 and an annual target bonus opportunity of up to approximately 65% of his base salary, prorated from his first date of employment. In addition, the Employment Agreement provides that, subject to the approval of the Compensation Committee of the Company's Board of Directors, Mr. Pinkerton will receive an award of stock options to purchase up to 1,325,000 shares of the Company's common stock. The options are expected to be scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter, in ratable monthly installments for 36 months. Vesting of the awards will be subject to Mr. Pinkerton's continued service with the Company through each relevant date.

In the event that Mr. Pinkerton's employment is terminated by the Company without Cause (as such term is defined in the Employment Agreement) or if Mr. Pinkerton should resign for Good Reason (as such term is defined in the Employment Agreement), Mr. Pinkerton will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Pinkerton's termination (the "Base Salary Severance"), plus any bonus earned under the Company's Corporate Incentive Plan prior to the termination date and through the period nine months following the termination date (the "CIP Payment"), even if he is not employed on the pay-out date. In addition, Mr. Pinkerton's outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Pinkerton will also be entitled to a lump sum payment in an amount equal to 12 times the monthly premium for COBRA continuation coverage (the "COBRA Payment" and, together with the Base Salary Severance and the CIP Payment, the "Severance Payments").

Additionally, if, upon or within 18 months following a Company Change in Control (as such term is defined in the Employment Agreement), Mr. Pinkerton's employment is terminated without Cause or he resigns for Good Reason, Mr. Pinkerton will be entitled to receive the Severance Payments set forth above. In addition, all of Mr. Pinkerton's then-outstanding unvested equity awards will become fully vested.

In order to receive any of the severance benefits under the Employment Agreement, Mr. Pinkerton will be required to execute a customary release of claims in favor of the Company. The Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Pinkerton's termination of employment.

The Company and Mr. Pinkerton will also enter into the Company's standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Pinkerton and any other persons pursuant to which Mr. Pinkerton was appointed an officer of the Company. Mr. Pinkerton does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Pinkerton has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

(b)(e)

In connection with the appointment of Mr. Pinkerton as Chief Financial Officer, the Company also announced that Simon Biddiscombe will resign as the interim Chief Financial Officer of the Company, effective as of April 6, 2015, and will no longer be an executive officer of the Company as specified under Section 16 of the Securities Exchange Act of 1934, as amended. Mr. Biddiscombe will continue his employment with the Company in a new role as Chief Strategy Officer until June 30, 2015. Following the conclusion of Mr. Biddiscombe's employment on June 30, 2015, Mr. Biddiscombe will provide consulting services to the Company through September 30, 2015. In such capacity, Mr. Biddiscombe will assist the senior management of the Company with such duties as the Company may require consistent with Mr. Biddiscombe's prior responsibilities. The Company greatly appreciates the contributions Mr. Biddiscombe has made to ServiceSource.

On April 6, 2015, in connection with Mr. Biddiscombe's resignation, the Company and Mr. Biddiscombe entered into a Separation Agreement and Release (the "Separation Agreement") detailing the terms of Mr. Biddiscombe's separation as interim Chief Financial Officer, his continuation as Chief Strategy Officer, and his subsequent role as a consultant of the Company. In connection with the conclusion of Mr. Biddiscombe's employment on June 30, 2015, Mr. Biddiscombe will receive, consistent with the terms of his employment agreement, a severance payment equal to the sum of six months of his base salary, plus his bonus earned under the Company's 2015 Corporate Incentive Plan during his employment, in each case less applicable withholding. In addition, the Company will pay Mr. Biddiscombe in one lump sum an amount equal to six months of COBRA coverage in addition to covering his healthcare through the end of June 2015. Mr. Biddiscombe will receive an additional $25,000 in recognition for his service from April 1, 2015 through June 30, 2015. However, if Mr. Biddiscombe's status as an employee is terminated prior to June 30, 2015, Mr. Biddiscombe will receive a prorated portion of this payment. Mr. Biddiscombe's currently unvested equity grants will continue to vest pursuant to the terms of the agreements under which they were granted, until September 30, 2015. However, if Mr. Biddiscombe's employment and consulting services are terminated prior to September 30, 2015, his remaining unvested equity grants will vest and become exercisable so that Mr. Biddiscombe will have received one full year of vesting from the date of his initial equity grants.

On April 6, 2015, the Company issued a press release announcing these management changes. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K. The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2015

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 6, 2015